Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the registration statement of Scudder Tax-Free Trust on Form N-1A ("Registration Statement") of our report dated July 19, 2002, relating to the financial statements and financial highlights which appear in the May 31, 2002 Annual Report to Shareholders of Scudder Medium-Term Tax-Free Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
September 27, 2002